EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SiteStar Corporation, (the “registrant”) on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Frank Erhartic, Jr., President and Chief Executive Officer, and Daniel Judd, Chief Financial Officer, respectively, of the registrant, certify pursuant to 18 U.S.C. §1350, that to our knowledge:

1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Frank Erhartic, Jr. /s/ Daniel Judd

Frank Erhartic, Jr. Daniel Judd

President and Chief Executive Officer Chief Financial Officer

May 15, 2015 May 15, 2015